LASALLE STOCK OPTION AGREEMENT

                  STOCK OPTION AGREEMENT, dated as of December 19, 1999 (the "Agreement") by and between Trenwick Group Inc., a Delaware corporation ("Trenwick" or the "Issuer"), and LaSalle Re Holdings Limited, a company organized under the laws of Bermuda ("LaSalle").

                  WHEREAS, concurrently with the execution and delivery of this Agreement, LaSalle, LaSalle Re Limited, a company organized under the laws of Bermuda, Trenwick, Trenwick Group (Delaware) Inc., a Delaware corporation and Gowin Holdings International Limited, a company organized under the laws of Bermuda ("New Holdings"), are entering into an Agreement, Scheme of Arrangement, Plan of Merger and Plan of Reorganization dated as of the date hereof (the "Business Combination Agreement"); and

                  WHEREAS, as a condition to LaSalle's willingness to enter into the Business Combination Agreement, LaSalle has requested that Trenwick agree, and Trenwick has so agreed, to grant to LaSalle an option to purchase up to 3,462,164 shares of common stock, par value $0.10 per share, of Trenwick ("Trenwick Common Stock"), together with any associated rights under the Rights Agreement dated as of September 24, 1997 between Trenwick and First Chicago Trust Company of New York ("Trenwick Common Stock"), in accordance with the terms and subject to the conditions set forth herein.

                  NOW, THEREFORE, to induce LaSalle to enter into the Business Combination Agreement, and in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein and in the Business Combination Agreement, the parties hereto agree as follows. Capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Business Combination Agreement.

                  1. Grant of Option. Subject to the terms and conditions set forth herein, Trenwick hereby grants to LaSalle an irrevocable option (the "Trenwick Option") to purchase up to 3,462,164 (as adjusted as set forth herein) shares (the "Option Shares") of Trenwick Common Stock (such number of Option Shares representing 19.9% of the Trenwick Common Stock issued and outstanding on the date hereof) in the manner set forth below at a price (the "Exercise Price") of $18.04 per Option Share (which price per share is equal to the average of the last sale prices of Trenwick Common Stock on the ten (10) trading days immediately prior to the date of public announcement of the Business Combination Agreement payable in cash or by cashless exercise in accordance with Section 4 hereof. Notwithstanding the foregoing, in no event shall the number of Option Shares for which the Trenwick Option is exercisable exceed 19.9% of the number of issued and outstanding shares of Trenwick Common Stock.

                  2. Exercise of Option. The Trenwick Option may be exercised by LaSalle, in whole or in part, at any time or from time to time after the Business Combination Agreement becomes terminable by LaSalle under circumstances which would or could entitle LaSalle to receive the Trenwick Termination Fee pursuant to Section 7.4(b) of the Business Combination Agreement (a "Trigger Event") (regardless of whether the


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Business Combination Agreement is actually terminated or whether there occurs a closing involving LaSalle). In the event LaSalle wishes to exercise the Trenwick Option, LaSalle shall deliver to Trenwick a written notice (an "Exercise Notice") specifying the total number of Option Shares it wishes to purchase, and specify whether such exercise is in cash or by cashless exercise in accordance with Section 4 hereof. Each closing of a purchase of Option Shares (an "Option Closing") shall occur, but subject to the satisfaction or waiver of the conditions set forth in Section 3 hereof, at a place, on a date and at a time designated by LaSalle in an Exercise Notice delivered at least two (2) business days prior to the date of the Option Closing. The Trenwick Option shall terminate upon the earlier of:
(i) the Effective Time; (ii) the termination of the Business Combination Agreement other than under circumstances which also constitute a Trigger Event; or (iii) the 180th day following a Trigger Event (or if, at the expiration of such 180 day period the Trenwick Option cannot be exercised by reason of any applicable judgment, decree, order, law or regulation, ten
(10) business days after such impediment to exercise shall have been removed or shall have become final and not subject to appeal, but in no event under this clause (iii) later than the 365th day following such Trigger Event). Notwithstanding the foregoing, the Trenwick Option may not be exercised if LaSalle is in material breach of any of its representations or warranties, or in material breach of any of its covenants or agreements, contained in this Agreement or in the Business Combination Agreement. Upon the giving by LaSalle to Trenwick of the Exercise Notice and the tender of the applicable aggregate Exercise Price, but subject to the satisfaction or waiver of the conditions set forth in Section 3 hereof, LaSalle shall be deemed to be the holder of record of the Option Shares issuable upon such exercise, notwithstanding that the stock transfer books of Trenwick shall then be closed or that certificates representing such Option Shares shall not then be actually delivered to LaSalle.

                  3. Conditions to Closing. The obligation of Trenwick to issue the Option Shares to LaSalle hereunder is subject to the conditions, which (other than the conditions described in clauses (i), (iii) and (iv) below) may be waived by Trenwick in its sole discretion, that (i) all waiting periods, if any, under the HSR Act, applicable to the issuance of the Option Shares hereunder shall have expired or have been terminated;
(ii) the Option Shares shall have been approved for listing on the NYSE upon official notice of issuance; (iii) all consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any federal, state or local administrative agency or commission or other federal, state or local Governmental Authority, including without limitation, the Bermuda Monetary Authority, if any, required in connection with the issuance of the Option Shares hereunder shall have been obtained or made, as the case may be including, without limitation, by LaSalle; and
(iv) no preliminary or permanent injunction or other order or decree by any court of competent jurisdiction, law or regulation prohibiting or otherwise restraining such issuance shall be in effect.

                  4.       Payment and Delivery of Certificates.

                  (a) At any Option Closing, LaSalle shall pay to Trenwick the aggregate purchase price (equal to the Exercise Price multiplied by the number of Option Shares to be purchased at such Option Closing) for the shares of Trenwick Common Stock purchased pursuant to the exercise of the Trenwick Option in immediately available funds by wire transfer

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to a bank account designated in writing by Trenwick; provided, however, that failure or refusal of Trenwick to designate such account shall not preclude LaSalle from exercising the Trenwick Option. At LaSalle's option, in lieu of delivering the cash Exercise Price, LaSalle may instruct Trenwick in writing to deduct from the number of shares of Trenwick Common Stock that would otherwise be issued upon such exercise, a number of shares of Trenwick Common Stock equal to the quotient obtained from dividing:

                  (x) the product obtained by multiplying (1) the number of shares of Trenwick Common Stock for which the Trenwick Option is being exercised and (2) the Exercise Price then in effect, by

                  (y) the Fair Market Value of a share of Trenwick Common Stock.

"Fair Market Value" shall have the meaning specified in Section 12(b)(v).

                  (b) At any Option Closing, simultaneously with the delivery of immediately available funds as provided in Section 4(a), Trenwick will deliver to LaSalle a certificate or certificates representing the number of Option Shares to be purchased by LaSalle at such Option Closing, which Option Shares will be free and clear of all liens, claims, charges and encumbrances of any kind whatsoever and if the option is exercised in part only, Trenwick shall deliver a new option evidencing the rights of LaSalle thereof to purchase the balance of the shares purchasable hereunder and (ii) LaSalle will deliver to Trenwick a copy of this Agreement and a letter agreeing that LaSalle will not offer to sell or otherwise dispose of such shares in violation of applicable law or the provisions of this Agreement. If at the time of issuance of Option Shares pursuant to an exercise of the option hereunder, Trenwick shall not have redeemed the Trenwick Rights, or shall have issued any similar securities, then each Option Share issued pursuant to such exercise will also represent such a corresponding Trenwick Right or new rights with terms substantially the same as and at least as favorable to LaSalle as are provided in the Trenwick Rights Agreement or similar agreement then in effect. Trenwick shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 4 in the name of LaSalle or its designee. Trenwick shall use its reasonable best efforts to cause the Trenwick Common Stock being delivered at the Option Closing to be approved for listing on the NYSE and shall pay all expenses in connection with the application for approval and the listing of such shares.

                  5. Representations and Warranties of Trenwick. Trenwick hereby represents and warrants to LaSalle that (a) Trenwick is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into this Agreement, (b) the execution and delivery of this Agreement by Trenwick and the consummation by Trenwick of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Trenwick and no other corporate proceedings on the part of Trenwick are necessary to authorize this Agreement or any of the transactions contemplated hereby, (c) this Agreement has been duly executed


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and delivered by Trenwick, constitutes a valid and binding obligation of
Trenwick and, assuming this Agreement constitutes a valid and binding obligation of LaSalle, is enforceable against Trenwick in accordance with its terms, (d) Trenwick has taken all necessary corporate action to authorize and reserve for issuance and to permit it to issue, upon exercise of the Trenwick Option, and at all times from the date hereof through the expiration of the Trenwick Option will have reserved, 3,462,164 authorized and unissued Option Shares, such amount being subject to adjustment as provided in Section 9, all of which, upon their issuance and delivery in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable, (e) upon delivery of the Option Shares to LaSalle upon the exercise of the Trenwick Option, LaSalle will acquire the Option Shares free and clear of all claims, liens, charges, encumbrances and security interests of any nature whatsoever, (f) none of Trenwick, any of its affiliates or anyone acting on its or their behalf has issued, sold or offered any security of Trenwick to any person under circumstances that would cause the issuance and sale of the Option Shares, as contemplated by this Agreement, to be subject to the registration requirements of the Securities Act as in effect on the date hereof and, assuming the representations of LaSalle contained in Section 6(d) are true and correct and based on LaSalle's commitment in its letter referred to in Section 4 hereof, the issuance, sale and delivery of the Option Shares hereunder would be exempt from the registration and prospectus delivery requirements of the Securities Act, as in effect on the date hereof (and Trenwick shall not take any action which would cause the issuance, sale and delivery of the Option Shares hereunder not to be exempt from such requirements), and
(g) the execution and delivery of this Agreement by Trenwick does not, and, subject to compliance with applicable law, the consummation by Trenwick of the transactions contemplated hereby will not, violate, conflict with, or result in a breach of any provision of, or constitute a default (with or without notice or a lapse of time, or both) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination, cancellation, or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest or other encumbrance on assets (any such violation, conflict, breach, default, termination, acceleration, right of termination, cancellation or acceleration, loss, or creation, a "Violation") of Trenwick or any of its subsidiaries, pursuant to (i) any provision of the Trenwick By-Laws, (ii) any provision of any material loan or credit agreement, note, mortgage, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise or license (a "Material Contract") of Trenwick or any of its subsidiaries or to which any of them is a party or by which any of them or their properties or assets are bound, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Trenwick or any of its subsidiaries or any of their respective properties or assets, which Violation, in the case of each of clauses (ii) or (iii), would have Material Adverse Effect on Trenwick.

                  6. Representations and Warranties of LaSalle. LaSalle represents and warrants to Trenwick that (a) LaSalle is a company duly organized, validly existing and in good standing under the laws of Bermuda and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, (b) the execution and delivery of this Agreement by LaSalle and the consummation by LaSalle of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of LaSalle and no other corporate proceedings on the part of LaSalle are necessary to authorize this Agreement or

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any of the transactions contemplated hereby, (c) this Agreement has been duly executed and delivered by LaSalle and constitutes a valid and binding obligation of LaSalle, and, assuming this Agreement constitutes a valid and binding obligation of Trenwick, is enforceable against LaSalle in accordance with its terms, and (d) any Option Shares acquired upon exercise of the Trenwick Option will be acquired for LaSalle's own account, for investment purposes only and will not be, and the Trenwick Option is not being, acquired by LaSalle with a view to the public distribution thereof in violation of any applicable provision of the Securities Act, and (e) the execution and delivery of this Agreement by LaSalle does not, and, subject to compliance with applicable law, the consummation by LaSalle of the transactions contemplated hereby will not, violate, conflict with, or result in the breach of any provision of, or constitute a default (with or without notice or a lapse of time, or both) under, or result in any Violation by LaSalle or any of its subsidiaries, pursuant to (i) any provision of the memorandum of association or bye-laws of LaSalle, (ii) any Material Contract of LaSalle or any of its subsidiaries or to which any of them is a party or by which any of them or any of their properties or assets are bound, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to LaSalle, any of its subsidiaries or any of their respective properties or assets, which Violation, in the case of each of clauses (ii) or (iii), would have a Material Adverse Effect on LaSalle.

                  7.       Restrictions on Transfer.

                  (a) Restrictions on Transfer. Prior to the first anniversary of the date on which LaSalle purchases any Option Shares hereunder (the "Expiration Date"), LaSalle shall not, directly or indirectly, by operation of law or otherwise, sell, assign, pledge, or otherwise dispose of or transfer any Option Shares acquired by LaSalle pursuant to this Agreement ("Restricted Shares") beneficially owned by it, other than in accordance with Section 7(b), 7(c) or Section 8. Subsequent to the Expiration Date, LaSalle shall not, directly or indirectly, by operation of law or otherwise, sell, assign, pledge or otherwise dispose of or transfer any Restricted Shares beneficially owned by it to any purchaser, assignee, pledgee or other transferee who would, immediately after such sale, assignment, pledge, disposition or transfer, beneficially own more than 4.9% of the then outstanding voting power of the Issuer of the Restricted Shares, except in accordance with Section 7(b), 7(c) or
Section 8 and other than in market transactions at prevailing prices.

                  (b) Permitted Sales. Following the termination of the Business Combination Agreement, LaSalle shall be permitted to sell or transfer any Restricted Shares beneficially owned by it if such sale is made pursuant to a tender or exchange offer or merger that has been approved or recommended, or otherwise determined to be fair to and in the best interests of the shareholders of Trenwick, by a majority of the members of the Board of Directors of Trenwick (which majority shall include a majority of directors who were directors prior to the announcement of such tender or exchange offer or merger).

                  (c) Trenwick's Right of First Refusal. At any time after the first occurrence of a Trigger Event and prior to the expiration of twenty-four (24) months immediately following the first purchase of Trenwick Common Stock pursuant to the Trenwick Option, if LaSalle shall

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desire to sell, assign, transfer or otherwise dispose of any shares of
Trenwick Common Stock or other securities acquired by it pursuant to the Trenwick Option, LaSalle shall give Trenwick written notice of the proposed transaction (a "LaSalle Offer Notice"), identifying the proposed transferee, accompanied by a copy of a binding offer to purchase such Trenwick Common Stock or other securities signed by such transferee and setting forth the terms of the proposed transaction. A LaSalle Offer Notice shall be deemed an offer by LaSalle to Trenwick, which must be accepted, if at all, within five (5) business days of the receipt of such LaSalle Offer Notice, on the same terms and conditions and at the same price at which LaSalle is proposing to transfer such Trenwick Common Stock or other securities to such transferee. The purchase of any Trenwick Common Stock or other securities by Trenwick shall be settled within five (5) business days of the date of the acceptance of the offer and the purchase price shall be paid to LaSalle in immediately available funds. In the event of the failure or refusal of Trenwick to purchase all of the Trenwick Common Stock or other securities covered by a LaSalle Offer Notice, LaSalle may sell all, but not less than all, of such Trenwick Common Stock or other securities to the proposed transferee at a price no less than the price specified and on terms no more favorable to the transferee than those set forth in the LaSalle Offer Notice; provided that the provisions of this sentence shall not limit the rights LaSalle may otherwise have in the event Trenwick has accepted the offer contained in the LaSalle Offer Notice and wrongfully refuses to purchase the Trenwick Common Stock or other securities subject thereto. The requirements of this Section 7(c) shall not apply to (i) any disposition as a result of which the proposed transferee would not beneficially own more than three percent (3%) of the outstanding voting power of Trenwick, (ii) any disposition of Trenwick Common Stock or other securities by a person to whom LaSalle has assigned its rights under the Trenwick Option with the consent of Trenwick, (iii) any sale by means of a public offering registered under the Securities Act, or (iv) any transfer to a wholly-owned subsidiary of LaSalle which agrees in writing to be bound by the terms hereof.

                  8. Registration Rights. Following the termination of the Business Combination Agreement, but not later than the second anniversary of the last date that LaSalle acquired Option Shares under this Agreement, LaSalle may by written notice (the "Registration Notice") to Trenwick ("Trenwick") request Trenwick to register under the Securities Act all or any part of the Restricted Shares beneficially owned by LaSalle (the "Registrable Securities") pursuant to a bona fide firm commitment underwritten public offering in which LaSalle and the underwriters shall effect as wide a distribution of such Registrable Securities as is reasonably practicable and shall use their commercially reasonable efforts to prevent any person (including any Group (as used in Rule 13d-5 under the Exchange Act)) and its affiliates from purchasing through such offering Restricted Shares representing more than one percent (1%) of the outstanding shares of common stock of Trenwick on a fully diluted basis (a "Permitted Offering"). The Registration Notice shall include a certificate executed by LaSalle and its proposed managing underwriter, which underwriter shall be an investment banking firm of nationally recognized standing (the "Manager"), stating that (i) they have a good faith intention to commence promptly a Permitted Offering and (ii) the Manager in good faith believes that, based on the then prevailing market conditions, it will be able to sell the Registrable Securities at a per share price equal to at least eighty percent (80%) of the then Fair Market Value (as defined

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below) of such shares. Trenwick (and/or any person designated by Trenwick)
shall thereupon have the option exercisable by written notice delivered to LaSalle within five (5) business days after the receipt of the Registration Notice, irrevocably to agree to purchase all or any part of the Registrable Securities proposed to be so sold for cash at a price (the "Option Price") equal to the product of (i) the number of Registrable Securities to be so purchased by Trenwick and (ii) the then Fair Market Value of such shares. Any such purchase of Registrable Securities by Trenwick (or its designee) hereunder shall take place at a closing to be held at the principal executive offices of Trenwick or at the offices of its counsel at any reasonable date and time designated by Trenwick and/or such designee in such notice within twenty (20) business days after delivery of such notice. Any payment for the shares to be purchased shall be made by delivery at the time of such closing of the Option Price in immediately available funds. As used herein, the "Fair Market Value" of any share shall be the average of the daily closing sales price for such share on the NYSE during the ten
(10) NYSE trading days immediately preceding the date such Fair Market Value is to be determined.

                  If Trenwick does not elect to exercise its option pursuant to this Section 8 with respect to all Registrable Securities, it shall use its commercially reasonable efforts to effect, as promptly as practicable, the registration under the Securities Act of the unpurchased Registrable Securities proposed to be so sold; provided, however, that (i) LaSalle shall not be entitled to more than an aggregate of two effective registration statements hereunder and (ii) Trenwick will not be required to file any such registration statement during any period of time (not to exceed ninety (90) days after such request in the case of clauses (A), (B) or (C) below) when (A) Trenwick is in possession of material non-public information which it reasonably believes would be detrimental to be disclosed at such time and, in the opinion of counsel to Trenwick, such information would have to be disclosed if a registration statement were filed at that time; (B) Trenwick is required under the Securities Act to include audited financial statements for any period in such registration statement and such financial statements are not yet available for inclusion in such registration statement; or (C) Trenwick determines, in its reasonable judgment, that such registration would interfere with any financing, acquisition or other material transaction involving Trenwick or any of its affiliates. Trenwick shall use its reasonable best efforts to cause any Registrable Securities registered pursuant to this Section 8 to be qualified for sale under the securities or blue sky laws of such jurisdictions as LaSalle may reasonably request and shall continue such registration or qualification in effect in such jurisdiction; provided, however, that Trenwick shall not be required to qualify to do business in, or consent to general service of process in, any jurisdiction by reason of this provision.

                  The registration rights set forth in this Section 8 are subject to the condition that LaSalle shall provide Trenwick with such information with respect to such holder's Registrable Securities, the plans for the distribution thereof, and such other information with respect to such holder as, in the reasonable judgment of counsel for Trenwick, is necessary to enable Trenwick to include in such registration statement all material facts required to be disclosed with respect to a registration thereunder.


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                  A registration effected under this Section 8 shall be
effected at Trenwick's expense, except for underwriting discounts and commissions and the fees and the expenses of counsel to LaSalle, and Trenwick shall provide to the underwriters such documentation (including certificates, opinions of counsel and "comfort" letters from auditors) as are customary in connection with underwritten public offerings as such underwriters may reasonably require. In connection with any such registration, the parties agree (i) to indemnify each other and the underwriters in the customary manner (provided that LaSalle shall only be required to indemnify other parties to such underwriting agreement for information relating to such LaSalle and supplied by it for inclusion in such registration statement), (ii) to enter into an underwriting agreement in form and substance customary for transactions of such type with the Manager and the other underwriters participating in such offering and (iii) to take all further actions which shall be reasonably necessary to effect such registration and sale (including, if the Manager deems it necessary, participating in road show presentations).

                  Trenwick shall be entitled to include (at its expense) additional shares of its common stock in a registration effected pursuant to this Section 8 only if and to the extent the Manager determines that such inclusion will not adversely affect the prospects for success of such offering.

                  9. Adjustment upon Changes in Capitalization. (a) Without limitation to any restriction on Trenwick contained in this Agreement or in the Business Combination Agreement, in the event of any change in Trenwick Common Stock by reason of stock dividends, split-ups, mergers, amalgamations, recapitalizations, subdivisions, conversions, combinations, exchange of shares or the like, the type and number of shares or securities subject to the Trenwick Option, and the Exercise Price per Option Share provided in Section 1, shall be adjusted appropriately to restore to LaSalle its rights hereunder, including the right to purchase from the Trenwick (or its successors) shares of Trenwick Common Stock representing 19.9% of the outstanding Trenwick Common Stock for the aggregate Exercise Price calculated as of the date of this Agreement as provided in Section 1.

                  (b) In the event that Trenwick shall enter into an agreement: (i) to consolidate with merge or amalgamate into any person, other than LaSalle or one of its subsidiaries, and shall not be the continuing or surviving corporation of such consolidation, merger or amalgamation; (ii) to permit any person, other than LaSalle or one of its subsidiaries, to merge or amalgamate into Trenwick and Trenwick shall be the continuing or surviving corporation, but, in connection with such merger or amalgamation, the then-outstanding shares of Trenwick Common Stock shall be changed into or exchanged for stock or other securities of Trenwick or any other person or cash or any other property; or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than LaSalle or one of its subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provision so that upon the consummation of such transaction and upon the subsequent exercise of the Trenwick Option, LaSalle shall be entitled to receive, for each share of Trenwick Common Stock with respect to which the Trenwick Option has not theretofore been exercised, an amount of consideration in the form of and equal to the per share amount of


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consideration that would be received by the holder of one share of Trenwick
Common Stock (and, in the event of an election or similar arrangement with respect to the type of consideration to be received by the holders of Trenwick Common Stock, subject to the foregoing, proper provision shall be made so that the holder of the Trenwick Option would have the same election or similar rights as would the holder of the number of shares of Trenwick Common Stock for which the Trenwick Option is then exercisable).

                  10. Restrictive Legends. Each certificate representing shares of Trenwick Common Stock issued to LaSalle at a Closing will have typed or printed thereon a restrictive legend in substantially the following form:

                          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. SUCH SECURITIES ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE STOCK OPTION AGREEMENT, DATED AS OF DECEMBER 19, 1999, A COPY OF WHICH MAY BE OBTAINED FROM THE ISSUER UPON REQUEST.

                  It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act in the above legend shall be removed by delivery of substitute certificate(s) without such reference if such Option Shares have been registered pursuant to the Securities Act, such Option Shares have been sold in reliance on and in accordance with Rule 144 under the Securities Act or LaSalle has delivered to Trenwick a copy of a letter from the staff of the Securities and Exchange Commission, or an opinion of counsel, in form and substance satisfactory to Trenwick and its counsel, to the effect that such legend is not required for purposes of the Securities Act; (ii) the reference to restrictions pursuant to this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the Option Shares evidenced by certificate(s) containing such reference have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and
(iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificate(s) shall bear any other legend as may be required by law. Certificates representing shares sold in a registered public offering pursuant to Section 8 shall not be required to bear the legend set forth in this Section 10.

                  11.      Profit Limitation.

                  (a) Notwithstanding any other provision of this Agreement or the Business Combination Agreement, in no event shall LaSalle's Total Profit (as hereinafter defined) exceed $15 million (such amount, the "Profit Limit") and, if it would otherwise exceed such amount, LaSalle, at its sole election, shall, within five business days, either (i) deliver to the Issuer for cancellation Option Shares (valued, for purposes of this


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Section 11, at their closing market price on the NYSE on the date of such delivery), (ii) pay cash to the Issuer or refund in cash any Trenwick Termination Fee previously paid to LaSalle or reduce or waive the amount of any Trenwick Termination Fee payable to LaSalle pursuant to Section 7.4(b) of the Business Combination Agreement, or (iii) undertake any combination thereof, so that LaSalle's Total Profit shall not exceed the Profit Limit after taking into account the foregoing actions. As used herein, "Total Profit" means the aggregate amount (before taxes) of (i) $12 million, payable in excess of expenses, pursuant to Section 7.4(c) of the Business Combination Agreement, (ii) amounts paid by Trenwick pursuant to Section 12 hereof, and (iii) (x) the net cash amounts received by LaSalle pursuant to the sale or other disposition of Option Shares (or any other securities into which such Option Shares are converted or exchanged) to any unaffiliated party, less (y) LaSalle's purchase price for such Option Shares.


                  (b) Notwithstanding any other provision of this Agreement or the Business Combination Agreement, the Trenwick Option may not be exercised for a number of Option Shares that would, as of the date of the Exercise Notice, result in a Notional Total Profit (as hereinafter defined) of more than the Profit Limit and, if exercise of the Trenwick Option otherwise would exceed the Profit Limit, LaSalle, at its discretion, may increase the Exercise Price for that number of Option Shares set forth in the Exercise Notice so that the Notional Total Profit shall not exceed the Profit Limit; provided, that nothing in this sentence shall restrict any exercise of the Trenwick Option permitted hereby on any subsequent date at the Exercise Price set forth in Section 1 hereof. As used herein, the term "Notional Total Profit" with respect to any number of Option Shares as to which LaSalle may propose to exercise the Trenwick Option shall be the Total Profit determined as of the date of the Exercise Notice assuming that the Trenwick Option were exercised on such date for such number of Option Shares and assuming that such Option Shares, together with all other shares of Trenwick Common Stock held by LaSalle and its subsidiaries as of such date, were sold for cash at the closing market price for the Trenwick Common Stock on the NYSE Composite Tape at the close of business on the preceding trading day (less customary brokerage commissions).

                  12.      Certain Repurchases.

                  (a) LaSalle "Put". Subject to the limitations set forth in Section 11, upon delivery of written notice to Trenwick by LaSalle (the "Repurchase Notice"):

                  (i) at any time during which the Trenwick Option is exercisable pursuant to Section 2 (the "Repurchase Period"), Trenwick and its successors in interest shall repurchase from LaSalle all or any portion of the Trenwick Option, as specified by LaSalle, at the Option Repurchase Price set forth in Section 12(b)(i); and

                  (ii) at any time prior to the fifth anniversary of the date hereof, Trenwick and its successors in interest shall repurchase from LaSalle all or any portion of the Trenwick Common Stock purchased by LaSalle pursuant to the Trenwick Option, as specified by LaSalle, at the Share Repurchase Price set forth in
         Section 12(b)(iii).

                  (b) Certain Definitions. For purposes of this Section 12, the following definitions shall apply:

                  (i) "Option Repurchase Price" shall mean (A) the difference between the Option Repurchase Market/Offer Price (as defined below) for the Trenwick Common Stock as of the date of the applicable Repurchase Notice and the Exercise Price, multiplied by
         (B) the number of shares of Trenwick Common Stock purchasable pursuant to the Trenwick Option or the portion thereof covered by the applicable Repurchase Notice, but only if the Option Repurchase Market/Offer Price is greater than the Exercise Price.

                  (ii) "Option Repurchase Market/Offer Price" shall mean, as of any date, the higher of (X) the highest price per share offered as of such date pursuant to any tender or exchange offer or other offer with respect to a business combination offer involving Trenwick or any of its material subsidiaries as the target party which was made prior to such date and not terminated or withdrawn as of such date and (Y) the Fair Market Value (as defined in Section 12(b)(v)) of the Trenwick Common Stock as of such date.

                  (iii) "Share Repurchase Price" shall mean the product of
         (A) the sum of (I) the Exercise Price paid by LaSalle per share of Trenwick Common Stock acquired pursuant to the Trenwick Option and
         (II) if the Share Repurchase Market/Offer Price (as defined below) is greater than the Exercise Price, the difference between the Share Repurchase Market/Offer Price and the Exercise Price, and
         (B) the number of Trenwick Common Stock to be repurchased pursuant to this Section 12.

                  (iv) "Share Repurchase Market/Offer Price" shall mean, as of any date, the higher of (X) the highest price per share offered pursuant to a tender or exchange offer or other business combination offer involving Trenwick as the target party during the Repurchase Period prior to the delivery by LaSalle of a notice of repurchase and (Y) the Fair Market Value of the Trenwick Common Stock as of such date.

                  (v) "Fair Market Value" shall mean, with respect to any security, the per share average of the last sale prices on the NYSE (or such other national stock exchange or national market system as shall then be the primary trading market for such security) for the ten (10) trading days immediately preceding the applicable date.

                  (c) Payment and Redelivery of Trenwick Options or Trenwick Common Stock. In the event that LaSalle exercises its rights under this Section 12, Trenwick shall, within ten (10) business days thereafter, pay the required amount to LaSalle in immediately available funds and LaSalle shall surrender to Trenwick the Trenwick Option or the certificate or certificates evidencing the Trenwick Common Stock purchased by LaSalle pursuant hereto, and LaSalle shall warrant that it has sole beneficial ownership of the Trenwick Option or such Trenwick Common Stock and that the

Trenwick Option or such Trenwick Common Stock are then free and clear of all claims, liens, charges, encumbrances and security interests of any nature whatsoever.

                  (d) Repurchase Price Reduced at LaSalle's Option. In the event that payment of the repurchase price specified in Section 12(a) would subject the repurchase of the Trenwick Option or the Trenwick Common Stock purchased by LaSalle pursuant to the Trenwick Option to a vote of the stockholders of Trenwick pursuant to applicable law, regulations, or requirements of a national securities exchange or national market system or the Trenwick By-Laws, then LaSalle may, at its election, reduce the repurchase price or the number of shares covered by the LaSalle repurchase request to an amount which would permit such repurchase without the necessity for such a vote.

                  (e)      Repurchase at the Election of Trenwick.

                  (i) Except to the extent that LaSalle shall have previously exercised its rights under Section 12(a), at the written request of Trenwick during the six-month period immediately following the Repurchase Period, Trenwick may repurchase from LaSalle, and LaSalle shall sell to Trenwick, all (but not less than all) of the Trenwick Common Stock acquired by LaSalle pursuant hereto and with respect to which LaSalle has beneficial ownership at the time of such repurchase, at a price equal to the sum of (A) the greater of (I) one hundred ten percent (110%) of the Current Market Price (as defined in Section 12(e)(iii)) or (II) the sum of (X) the Purchase Price in respect of the shares so acquired plus (Y) LaSalle's Pre-Tax Carrying Cost (as defined in Section 12(e)(iii)), multiplied in either case by the number of shares so acquired, and (B) the amount of the documented out-of-pocket expenses (to the extent not previously reimbursed or compensated for pursuant hereto or pursuant to the Business Combination Agreement) incurred by LaSalle in connection with the Business Combination Agreement and this Agreement and the transactions contemplated thereby and hereby, including reasonable accounting, investment banking and legal fees (the "Section 12(e) Repurchase Consideration"); provided, that Trenwick's rights under this Section 12(e) shall be suspended (with any such rights being extended accordingly) during any period when the exercise of such rights would subject LaSalle to liability or disgorgement of profits pursuant to Section 16(b) of the Exchange Act.

                  (ii) If Trenwick exercises its rights under this Section 12(e), Trenwick shall, within ten (10) business days pay the
         Section 12(e) Repurchase Consideration in immediately available funds and LaSalle shall surrender to Trenwick certificates evidencing the Trenwick Common Stock purchased hereunder with respect to which LaSalle then has beneficial ownership, and LaSalle shall warrant that it has sole beneficial ownership of such Trenwick Common Stock and that all such shares are then free and clear of all claims, liens, charges, encumbrances and security interests of any nature whatsoever.

                  (iii) As used in Section 12(e)(i), (A) "Current Market Price" shall mean the average of the last sale prices per share of Trenwick Common Stock on the NYSE for the ten (10) trading days immediately preceding the date of Trenwick's request for repurchase pursuant to this Section 12(e) and (B) "Pre-Tax Carrying Cost" shall mean an amount equal to the interest on the aggregate purchase price paid by LaSalle for the Trenwick Common Stock purchased pursuant to the Trenwick Option from the date of purchase to the date of repurchase at the rate of interest announced by Citibank, N.A. at its prime or base lending or reference rate during such period, less any dividends received on the shares so purchased, divided by the number of shares of Trenwick Common Stock so purchased.

                  13. Binding Effect; No Assignment; No Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor the rights or the obligations of either party hereto are assignable, except by operation of law, or with the written consent of the other party (it being agreed that all transactions contemplated by Section 2.1(b) and (c) of the Business Combination Agreement shall not be considered assignments in violation of this Section
13). Nothing contained in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their respective permitted assigns any rights or remedies of any nature whatsoever by reason of this Agreement. Any Restricted Shares sold by a party in compliance with the provisions of Section 8 shall, upon consummation of such sale, be free of the restrictions imposed with respect to such shares by this Agreement, unless and until such party shall repurchase or otherwise become the beneficial owner of such shares, and any transferee of such shares shall not be entitled to the registration rights of such party.

                  14. Specific Performance. The parties recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that, in addition to other remedies, the other party shall be entitled to an injunction restraining any violation or threatened violation of the provisions of this Agreement. In the event that any action should be brought in equity to enforce the provisions of the Agreement, neither party will allege, and each party hereby waives the defense, that there is adequate remedy at law.


                  15. Entire Agreement. This Agreement, the Business Combination Agreement (including any exhibits and schedules thereto) and the Confidentiality Agreement constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement.

                  16. Further Assurances. Each party will execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.

                  17. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the other provisions of this Agreement, which shall remain in full force and effect. In the event any court or other competent authority holds any provisions of this Agreement to be null, void or unenforceable, the parties hereto shall negotiate in good faith the execution and delivery of an amendment to this Agreement in order, as nearly as possible, to effectuate, to the extent permitted by law, the intent of the parties hereto with respect to such provision and the economic effects thereof. If for any reason any such court or regulatory agency determines that LaSalle is not permitted to acquire the full number of shares of Trenwick Common Stock provided in Section 1 hereof (as the same may be adjusted), it is the express intention of Trenwick to allow LaSalle to acquire such lesser number of shares as may be permissible, without any amendment or modification hereof. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith, or not take any action required herein, the other party shall not be entitled to specific performance of such provision or part hereof or to any other remedy, including but not limited to money damages, for breach hereof or of any other provision of this Agreement or part hereof as the result of such holding or order.

                  18. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if (i) delivered, personally, or (ii) sent by overnight courier service (providing proof of delivery), or (iii) telecopied (which is confirmed), or (iv) five (5) days after being mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  If to Trenwick:

                           Alan L. Hunte
                           Vice President and
                              Chief Financial Officer
                           Trenwick Group Inc.
                           One Canterbury Green
                           Stamford, CT 06901
                           Fax: (203) 353-5550

                  with a copy to:

                           Baker & McKenzie
                           805 Third Avenue
                           New York, New York 10022
                           Attention: James R. Cameron
                           Fax: (212) 891-3835

                 If to LaSalle, to:

                           LaSalle Re Holdings Limited
                           Continental Building
                           25 Church Street
                           Hamilton HM 12
                           Bermuda
                           Fax: (441) 292-1501

                  with a copy to:

                           Mayer, Brown & Platt
                           190 S. LaSalle Street
                           Chicago, Illinois 60603
                           Attention: Richard W. Shepro
                           Fax: (312) 701-7711

                  19. Governing Law; Choice of Forum. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to the conflicts of law principles thereof. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal court sitting in the state of Delaware or a Delaware state court.

                  20. Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

                  21. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but both of which, taken together, shall constitute one and the same instrument.

                  22. Expenses. Except as otherwise expressly provided herein or in the Business Combination Agreement, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

                  23. Amendment. This Agreement may not be amended, except by an instrument in writing signed on behalf of each of the parties.

                  24. Waiver. Any agreement on the part of a party to waive any provision of this Agreement, or to extend the time for performance, will be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights.

                  25. Loss or Mutilation. Upon receipt by Trenwick of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Trenwick will execute and deliver to LaSalle a new Agreement of like tenor and date. Any such new Agreement executed and delivered will constitute an additional contractual obligation on the part of Trenwick, whether or not the Agreement so lost, stolen, destroyed, or mutilated shall at any time be enforceable by anyone.

                  26. Extension of Time Periods. The time periods for exercises of certain rights hereunder shall be extended (but in no event by more than six (6) months): (a) to the extent necessary to obtain all governmental approvals for the exercise of such rights, and for the expiration of all statutory waiting periods; and (b) to the extent necessary to avoid any liability or disgorgement of profits under Section 16(b) of the Exchange Act by reason of such exercise.

                  27. Further Assurance. Each party agrees to execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

                                     TRENWICK GROUP INC.


                                     By: /s/ James F. Billett, Jr.
                                         -------------------------------------
                                          Name: James F. Billett, Jr.
                                               -------------------------------
                                          Title: Chairman, President and CEO
                                               -------------------------------


                                     LASALLE RE HOLDINGS LIMITED


                                     By: /s/ Guy D. Hengesbaugh
                                        --------------------------------------
                                          Name: Guy D. Hengesbaugh
                                        --------------------------------------
                                          Title: President & CEO
                                        ---------------------------------------